UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2006

USA Mobility, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6677 Richmond Highway, Alexandria, Virginia		22306
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 660-6677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On April 20, 2006 the Audit Committee of the Board of Directors of USA Mobility, Inc. (the "Company") appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the first quarter of 2006 upon the recommendation of management. On June 16, 2006 a representative of PwC informed the Chairman of the Audit Committee and the Company's Chief Financial Officer that PwC had determined not to stand for election as the Company's independent registered public accounting firm for the remainder of 2006 after concluding due to resource considerations that it could no longer appropriately service or properly staff the Company as an audit client.

As of June 22, 2006, the Company’s Audit Committee has not engaged a new independent registered public accounting firm but it has commenced the process of selecting a new independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent years ended December 31, 2004 and 2005, and through June 16, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years.

There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2004 and 2005, or through June 16, 2006, except as noted below.

In Item 9A of the Company’s Form 10-K/A for the year ended December 31, 2004, in Item 9A of the Company’s Form 10-K for the year ended December 31, 2005 and in Item 4 of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, the Company reported the following material weaknesses:

1. The Company did not maintain effective controls over the accuracy and valuation of the provision for income taxes and the related deferred income tax balances. Specifically, the Company did not maintain effective controls to review and monitor the accuracy of the components of the income tax provision calculation and related deferred income taxes and to monitor the differences between the income tax basis and the financial reporting basis of assets and liabilities to effectively reconcile the deferred income tax balances; the Company lacked effective controls to accurately determine the effective overall income tax rate to use in tax provision computations; the Company lacked effective controls to appropriately analyze, review and assess the impact of state laws on the recoverability of the Company’s state net operating losses; and, the Company lacked controls over the valuation of deferred tax assets to ensure the appropriate application of federal limitations. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for 2002, 2003 and 2004, restatement of each of the first three interim periods in 2004 and 2005 and audit adjustments to the Company’s 2005 financial statements to correct income tax expense, deferred tax assets, additional paid-in capital and goodwill accounts. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

2. The Company did not maintain effective controls over the completeness and accuracy of transactional taxes. Specifically, the Company lacked effective controls to ensure state and local transactional taxes, including surcharges and sales and use taxes, were completely and accurately recorded in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for 2002, 2003 and 2004 and restatement of each of the first three interim periods in 2004 and 2005 to correct general and administrative expenses and accrued taxes liability accounts. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

3. The Company did not maintain effective controls over the completeness and accuracy of depreciation expense and accumulated depreciation. Specifically, the Company lacked effective controls to ensure the: (i) application of the appropriate useful lives for certain asset groups when calculating depreciation expense and (ii) timely preparation and review of account reconciliations and analyses, and manual journal entries related to the determination of depreciation expense and accumulated depreciation for the paging infrastructure assets. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for 2003 and 2004, each of the first three interim periods in 2004 and 2005 and audit adjustments to the Company’s 2005 financial statements to correct depreciation expense and accumulated depreciation balances. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

4. The Company did not maintain effective controls over the completeness, accuracy and valuation of asset retirement cost, asset retirement obligation and the related depreciation, amortization and accretion expense. Specifically, the Company did not maintain effective controls to ensure that the asset retirement cost and asset retirement obligation were calculated utilizing the fair value of costs to deconstruct network assets, in accordance with generally accepted accounting principles. The Company also lacked effective controls to consistently apply their expectations of the usage of assets for recording depreciation expense with the estimates of transmitter deconstructions for the asset retirement obligation. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for 2002, 2003 and 2004, each of the first three interim periods in 2004 and 2005 and audit adjustments to the Company’s 2005 financial statements to correct the asset retirement cost and asset retirement obligation and the related depreciation, amortization and accretion expense. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

With respect to the material weaknesses described above, the Company plans to take remediation actions, including improving its controls related to each of the material weaknesses noted above. These remediation actions are in the process of development.

The Company intends to authorize PwC to respond fully to the inquiries of the successor independent registered public accounting firm with respect to the restatements and the material weaknesses.

The Company has requested a letter from PwC stating whether PwC agrees with the above statements and, if not, stating the respects in which it does not agree. The Company will file PwC’s letter as an exhibit to an amendment of this Form 8-K when such letter is received.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

June 22, 2006	By:	/s/ Thomas L. Schilling

Name: Thomas L. Schilling
Title: Chief Financial Officer